UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

SUSSEX BANCORP

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	0-29030 (Commission File Number)	22-3475473 (I.R.S. Employer Identification No.)

200 Munsonhurst Road

Franklin, New Jersey 07416
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (973) 827-2914

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 30, 2012, Sussex Bancorp (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2012. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.

The information contained in this current report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2012, the Board of Directors (the “Board”) of the Company increased the size of the Board from 11 persons to 12 persons and elected John E. Ursin, Esq. as a member of the Board, effective July 25, 2012. Mr. Ursin will hold office as a Director on the Board until the Company’s 2014 annual meeting of shareholders or until his successor is elected and qualified.

Mr. Ursin is a partner at the law firm of Courter, Kobert & Cohen, P.C. In this capacity, Mr. Ursin counsels public entities, businesses and individuals on a wide range of legal issues with a concentration on local government, banking, insurance, and construction law. Mr. Ursin is also experienced with complex business and real estate transactions. Mr. Ursin also served as Judicial Law Clerk to the Honorable Ronald B. Graves, J.S.C. Mr. Ursin attended the University of Scranton and Rutgers University School of Law at Camden. Mr. Ursin’s knowledge of the customers and communities in the northern New Jersey marketplace are beneficial to the Company and will provide the Board valuable insight into the current market.

There is no arrangement or understanding pursuant to which Mr. Ursin was appointed as a director and there are no related party transactions between the Company and Mr. Ursin.

For service as a non-employee director on the Board, Mr. Ursin will receive a pro rata portion of an annual retainer of $6,500. In addition, Mr. Ursin will receive a per-meeting fee of $500. Mr. Ursin has not been appointed to any standing committees at this time. Upon appointment to a standing committee, if applicable, Mr. Ursin will be eligible to receive a per meeting fee of $1,000 for the Audit Committee, $750 for the Compensation Committee and $300 for the Nominating and Corporate Governance Committee. Mr. Ursin may elect to defer all or a portion of his fees pursuant to the Company’s Director Deferred Compensation Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSEX BANCORP

Date: July 31, 2012	By:	/s/ Steven M. Fusco
Steven M. Fusco
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 30, 2012.